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                                                EXHIBIT 23.1
The Directors
SEEBOARD plc



We consent to the incorporation by reference in the registration statement on Form S-8 (File nos. 2-70746, 33-12992, 33-46301, 33-63027 and 33-64233)
and on Form S-3 (File No. 33-50193) of Central and South West Corporation of our report dated 6 June 1995, with respect to the consolidated balance sheets of SEEBOARD plc and subsidiaries as of 31 March 1995 and 31 March 1994 and the related profit and loss accounts incash flows for each of the years in the two-year period ended 31 March 1995, which report appears in Form 8-K of Central and South West Corporation dated 19 January 1996.


KPMG
Chartered Accountants                                              London
Registered Auditors                                       19 January 1996